                                                                    EXHIBIT 25.1
==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to
Section 305(b) [_]


                 THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA,
                              NATIONAL ASSOCIATION
              (Exact name of trustee as specified in its charter)


                                                     59-2283428
    (Jurisdiction of incorporation                (I.R.S. employer
        or organization if not                  identification number)
         a U.S. national bank)

          701 Brickell Avenue
             Miami, Florida                             33131
(Address of principal executive offices)              (Zip code)

                            Jacqueline R. McSwiggan
                 Office of the Secretary, The Bank of New York
                       48 Wall Street, New York, NY 10286
                                 (212) 495-1727
           (Name, address and telephone number of agent for service)
                      ____________________________________

                               KMART CORPORATION
              (Exact name of obligor as specified in its charter)


                Michigan                                38-0729500
     (State or other jurisdiction of                 (I.R.S. employer
      incorporation or organization)              identification number)

        3100 West Big Beaver Road
             Troy, Michigan                                48084
(Address of principal executive offices)                 (Zip code)

                      ____________________________________

                           Pass Through Certificates
                        (Title of indenture securities)

==============================================================================

1.       GENERAL INFORMATION.

        (a) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISING AUTHORITY TO WHICH IT IS SUBJECT.

                    Name                                      Address
                    ----                                      -------
        Comptroller of the Currency                       Washington, D.C. 20219

        Federal Reserve Bank of Atlanta                   Atlanta, GA  30303

        Board of Governors of the                         Washington, D.C. 20551
          Federal Reserve System


        (b)     WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

         Yes.

2.       AFFILIATIONS WITH OBLIGOR.

         None.  (See Note on page 2)

16.      LIST OF EXHIBITS.

         1.      Amended and Restated Articles of Association of the Trustee.

         2.1 Copy of Certificate of the Comptroller of the Currency, dated June 20, 1983, authorizing the Trustee to commence the business of banking as a National Banking Association.

         2.2 Copy of letter from the Comptroller of the Currency, dated November 6, 1989, certifying the merger of Irving Trust Company Florida with and into the Trustee under the charter of the Trustee and authorizing the relocation of the Trustee's head office.

         3. Copy of Certificate of the Comptroller of the Currency, dated June 20, 1983, authorizing the Trustee to act in all fiduciary capacities permitted by the statutes of the United States.

         4.      Copy of By-Laws of the Trustee.

         6.      Consent of the Trustee required by Section 321(b) of the Act.

         7. Copy of latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

                                      NOTE


         Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all facts on which to base a responsive answer to Item 2, the answer to said Item is based on incomplete information.

         Item 2 may, however, be considered as correct unless amended by an amendment to this Form T-1.

                                   SIGNATURE


         Pursuant to the requirements of the Act, the Trustee, The Bank of New York Trust Company of Florida, National Association, a national association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Jacksonville, and State of Florida, on the 13th day of March, 1995.


                                           THE BANK OF NEW YORK TRUST COMPANY
                                           OF FLORIDA, NATIONAL ASSOCIATION



                                                       By: /s/Martin P. Henry
                                                       ----------------------
                                                       Name:  Martin P. Henry
                                                       Title: Vice President

                                                                       EXHIBIT 1

                              AMENDED AND RESTATED
                            ARTICLES OF ASSOCIATION
                                       OF
                              THE BANK OF NEW YORK
                 TRUST COMPANY OF FLORIDA, NATIONAL ASSOCIATION


For the purpose of organizing an association to carry on the business of banking of a national association, the undersigned do enter the following Amended and Restated Articles of Association:

         FIRST. The title of this association shall be The Bank of New York Trust Company of Florida, National Association (the "Association").

         SECOND. The main office of the Association shall be in the City of Miami, County of Dade, State of Florida. The general business of the Association shall be conducted at its main office and its branches.

         THIRD. The Board of Directors of the Association shall consist of not less than five nor more than twenty-five persons, the exact number to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any annual or special meeting thereof. Each director, during the full term of his directorship, shall own a minimum of $1,000 par value of the capital stock of the Association, or an equivalent interest, as determined by the Comptroller of the Currency, in any Company which controls the Association within the meaning of the applicable laws of the United States. Any vacancy in the Board of Directors may be filled by action of the Board of Directors.

         FOURTH. There shall be an annual meeting of the shareholders the purposes of which shall be the election of directors and the transaction of whatever other business may be brought before said meeting. It shall be held at the main office or other convenient place as the Board of Directors may designate, on the day of each year specified therefor in the By-laws, but if no election is held on such day, it may be held on any subsequent day according to such lawful rules as may be prescribed by the Board of Directors.

         Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the Association entitled to vote for the election of directors. Nominations, other than those made by or on behalf of the existing management of the Association, shall be made in writing and shall be delivered or mailed to the President of the Association and to the Comptroller of the Currency, Washington, D.C., not less than 14 days nor more than 50 days prior to any meeting of shareholders called for the election of directors; provided, however, that if less than 21 days' notice of the meeting is given to shareholders, such nomination shall be mailed or delivered to the President of the Association and to the Comptroller of the Currency not later than the close of business on the seventh day following the day on which the notice of meeting was mailed. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee, (c) the total number of shares of capital stock of the Association that will be voted for each proposed nominee; (d) the name and residence address of the notifying shareholder; and (e) the number of shares of capital stock of the Association owned by the notifying shareholder. Nominations not made in accordance herewith may, in his discretion, be disregarded by the chairman of the meeting, and upon the chairman's instructions, the vote tellers may disregard all votes cast for each such nominee.

         FIFTH. The authorized amount of capital stock of the Association shall be 15,000 shares of common stock of a par value of FIFTY DOLLARS ($50) each, but said capital stock may be increased or decreased from time to time, in accordance with the provisions of the laws of the United States.

         No holder of shares of any class of the capital stock of the Association shall have any pre-emptive or preferential right of subscription to any shares of any class of capital stock of the Association, whether now or hereafter authorized, or to any obligations convertible into stock of the Association, issued, or sold, nor any right of subscription to any thereof other than such, if any, as the Board of Directors in its discretion may from time to time determine and at such price as the Board of Directors may from time to time fix.

         The Association, at any time and from time to time, may authorize and issue debt obligations, whether or not subordinated, without the approval of the shareholders.

         SIXTH. The Board of Directors shall appoint one of its members President of the Association, who shall be Chairman of the Board, unless the Board appoints another director to be Chairman. The Board of Directors shall have the power to appoint one or more Vice Presidents; and to appoint a Secretary and such other officers and employees as may be required to transact the business of the Association.

         The Board of Directors shall have the power to define the duties of the officers and employees of the Association; to fix the salaries to be paid to them; to dismiss them; to require bonds from them and to fix the penalty thereof; to regulate the manner in which any increase of the capital of the Association shall be made; to manage and administer the business and affairs of the Association; to make all By-laws that it may be lawful for them to make; and in general to do and perform all acts that it may be legal for a Board of Directors to do and perform.


         SEVENTH. The Board of Directors shall have the power to change the location of the main office to any authorized branch location within the limits of Miami, Florida upon written notice to the Comptroller of the Currency, or with a vote of the shareholders owning two-thirds of the capital stock of the Association and upon receipt of a certificate of approval from the Comptroller of the Currency, to any other location within or outside the limits of Miami, Florida, but not more than 30 miles beyond such limits; and shall have the power to establish or change the location of any branch or branches of the Association to any other location, without the approval of the shareholders but subject to the approval of the Comptroller of the Currency.

         EIGHTH. The corporate existence of the Association shall continue until terminated in accordance with the laws of the United States.

         NINTH. The Board of Directors of the Association, or any three or more shareholders owning, in the aggregate, not less than 25 percent of the stock of the Association, may call a special meeting of shareholders at any time. Unless otherwise provided by the laws of the United States, a notice of the time, place, and purpose of every annual and special meeting of the shareholders shall be given by first-class mail, postage prepaid, mailed at least ten days prior to the date of such meeting to each shareholder of record at his address as shown upon the books of the Association.

         TENTH. Any person, his heirs, executors, or administrators, may be indemnified or reimbursed by the Association for reasonable expenses actually incurred in connection with any action, suit or proceeding, civil or criminal, to which he or they shall be made a party by reason of being or having been a director, officer, or employee of the Association or of any firm, corporation, or organization which he or they served in any such capacity at the request of the Association; provided, however that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding as to which he or they shall finally be adjudged to have been guilty of or liable for gross negligence, willful misconduct or criminal acts in the performance of his duties for the Association; and provided further, that no person shall be so indemnified or reimbursed in relation to any matter in such action, suit, or proceeding which has been made the subject of a compromise settlement except with the approval of a court of competent jurisdiction, or the holders of record of a majority of the outstanding shares of the Association, or the Board of Directors, acting by vote of directors not parties to the same or substantially the same action, suit, or proceeding constituting a majority of the whole number of directors. The foregoing right of indemnification or reimbursement shall not be exclusive of other rights to which such person, his heirs, executors, or administrators, may be entitled as a matter of law.

         The Association may, upon the affirmative vote of a majority of its Board of Directors, purchase insurance for the purpose of indemnifying its directors, officers and other employees to the extent that such indemnification is allowed in the preceding paragraph. Such insurance may, but need not, be for the benefit of all directors, officers, or employees.

         ELEVENTH. These Articles of Association may be amended at any regular or special meeting of the shareholders by the affirmative vote of the holders of a majority of the stock of the Association, unless the vote of the holders of a greater amount of stock is required by law, and in that case by the vote of the holders of such greater amount.

         IN WITNESS WHEREOF, we have signed this Amended and Restated Articles of Association this 18th day of January, 1985.

                                                   THE BANK OF NEW YORK
                                                     COMPANY, INC.


                                                   By: /s/ Robert J. Goebert
                                                      ----------------------
                                                      Robert J. Goebert
                                                      Secretary

                                                                     EXHIBIT 2.1





                          Comptroller of the Currency

                    TREASURY DEPARTMENT OF THE UNITED STATES

                                Washington, D.C.


         WHEREAS, satisfactory evidence has been presented to the Comptroller of the Currency that "THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, NATIONAL ASSOCIATION" located in MIAMI, State of FLORIDA, has complied with all provisions of the statutes of the United States required to be complied with before being authorized to commence the business of banking as a National Banking Association;
         NOW, THEREFORE, I hereby certify that the above-named association is authorized to commence the business of banking as a National Banking Association.

                        IN TESTIMONY WHEREOF, witness my signature and
                         seal of office this 20TH day of JUNE, 1983.

                                                     /s/C. T. Conover
                              Charter No. 17871.
                                                     Comptroller of the Currency

                                                                     EXHIBIT 2.2


COMPTROLLER OF THE CURRENCY
ADMINISTRATOR OF NATIONAL BANKS

Southeastern District
Marquis One Tower, Suite 600
245 Peachtree Center Avenue, N.E.
Atlanta, Georgia 30303


November 6, 1989

Ms. Margaret A. Murphy-Anderson
Associate Counsel
The Bank of New York
One Wall Street
New York, New York 10286

Re: 89-SE-02-024 - The Bank of New York Trust Company of Florida, National Association, Miami, Florida

Dear Ms. Murphy-Anderson:

This letter is the official certification of the Comptroller of the Currency for the merger of Irving Trust Company Florida, Miami, Florida (Certificate No. 26957) with and into The Bank of New York Trust Company of Florida, National Association, Miami, Florida (Charter No. 17871), and effective as of November 6, 1989 under the charter of The Bank of New York Trust Company of Florida, National Association, and under the title of "The Bank of New York Trust Company of Florida, National Association".

This letter is also the official certification of the Comptroller of the Currency allowing The Bank of New York Trust Company of Florida, National Association, Charter No. 17871, the receiving institution, to relocate its head office from 800 Brickell Avenue, Miami, Florida to 701 Brickell Avenue, Miami, Florida, which is the present head office of Irving Trust Company Florida, Miami, Florida.

The shareholders' meetings of the respective banks may be finally adjourned.

Very truly yours,

/s/Vernon E. Fasbender
- ----------------------
Vernon E. Fasbender, Director for Analysis

Charter No. 17871

                                                                       EXHIBIT 3





                          Comptroller of the Currency

                    TREASURY DEPARTMENT OF THE UNITED STATES

                                Washington, D.C.


         WHEREAS, THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, NATIONAL ASSOCIATION, located in Miami, State of Florida, being a National Banking Association, organized under the statutes of the United States, has made application for authority to act as fiduciary
         AND WHEREAS, applicable provisions of the statutes of the United States authorize the grant of such authority;
         NOW THEREFORE, I hereby certify that the necessary approval has been given and that the said association is authorized to act in all fiduciary capacities permitted by such statutes.



                                              IN TESTIMONY WHEREOF, witness my
                                              signature and seal of Office this
                                              twentieth day of June, 1983.

                                               /s/C. T. Conover
[SEAL]
                                               Comptroller of the Currency



                              Charter No. 17871

                                                                    EXHIBIT 4
                                                      Amended and restated at
                                                      Board of Directors Meeting

                                                            June 18, 1992
                                                            Further Amended
                                                            January 21, 1994

                                    BY-LAWS
                                       OF
              THE BANK OF NEW YORK TRUST COMPANY OF FLORIDA, N.A.

                                   ARTICLE I

                                    Offices
         Section 1.1 The principal office of the Association shall be located in the City of Miami, County of Dade, State of Florida.

         Section 1.2 The Association may also have offices at such other places either within or without the State of Florida as the Board of Directors may from time to time determine, or the business of the Association may require.


                                   ARTICLE II

                            Meetings of Shareholders

         Section 2.1 Annual Meeting. The regular annual meeting of the shareholders, for the election of directors and transaction of whatever other business as may properly come before the meeting shall be held on January 15th of each year or, in case the date for the annual meeting shall fall on a public holiday, such meeting shall be held on the next succeeding business day either within or without the State of Florida as may be determined by the Board of Directors.

         Notice of such meeting shall me mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at the address appearing on the books of the Association.

         Section 2.2. Action of Shareholders Without a Meeting. Any action required to be taken at a meeting of the Shareholders or any action which may be taken at a meeting of the Shareholders may be taken without a meeting if a consent in writing setting forth the action so to be taken is signed by a majority of all shares held and entitled to vote, and is filed in the minutes of the proceedings of the Association. Such consent shall have the same effect as a unanimous vote of the shareholders.

         Section 2.3. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or the holders of a majority of all shares entitled to vote. Every such special meeting, unless otherwise provided by law, shall be called by mailing a notice, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each shareholder of record entitled to vote.

         Section 2.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Association shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting.
Proxies shall be dated and filed with the records of the meeting.

         Section 2.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law or by the Articles of Association.


                                  ARTICLE III

                                   Directors

         Section 3.1. Board of Directors. The Board of Directors (hereinafter referred to as the "Board"), shall have the power to manage and administer the business and affairs of the Association. Except as expressly limited by law, all corporate powers of the Association shall be vested in and may be exercised by said Board.

         Section 3.2. Number. The Board shall consist of not less than five nor more than twenty-five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which: (i) exceeds by more than two the number of directors last elected by shareholders where such number was fifteen or less, and (ii) to a number which exceeds by more than four the number of directors last elected by shareholders where such number was sixteen or more, but in no event shall the number of directors exceed twenty-five.

         Section 3.3. Term of Office. Directors shall hold office until the next annual meeting of shareholders and until their successors are duly elected and qualified.

         Section 3.4. Organization Meeting. The Secretary, upon determining the result of any election, shall notify the directors-elect of their election and request that the Board convene for the purpose of organizing the new Board and electing officers of the Association for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

         Section 3.5. Regular Meetings. Regular meetings of the Board of Directors may be held at such places either within or without the State of Florida and at such times as the Board may from time to time determine. Each member of the Board shall be given notice stating the time and place by telephone, letter, or in person.

         Section 3.6. Special Meetings. Special meetings of the Board may be called by the Chairman of the Association, or, upon the written request of any two directors or by the President. Each member of the Board shall be given notice stating the time and place, by telephone, letter, or in person. Special meetings may be held either within or without the State of Florida as determined by the Board.

         Section 3.7. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. Except as otherwise required by law, the Articles of Association, or these By-laws, the vote of a majority of the directors present at a meeting at the time of such vote, if a quorum is present, shall be the act of the Board.

         Section 3.8. Removal. Any one or more of the directors may be removed for cause by action of the Board. Any or all of the directors may be removed with or without cause by vote of the shareholders.

         Section 3.9. Vacancies. When any vacancy occurs among the directors, the remaining members of the Board, in accordance with the laws of the United States, may appoint a director to fill such vacancy at any Regular Meeting of the Board, at any Special Meeting of the Board or by Unanimous Written Consent of the remaining members of the Board.

         Section 3.10. Compensation. Members of the Board, except members who are officers of the Association or any of its affiliates, shall be entitled to receive such compensation and such fees for attendance as the Board shall fix from time to time.

         Section 3.11. Telephonic Participation. Directors may participate in a meeting of the Board or any committee designated by the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

         Section 3.12. Action Without a Meeting. Any action required to be taken at a meeting of the Board or any action which may be taken at a meeting of the Board or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the Directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board or of the committee. Such consent shall have the same effect as a unanimous vote.


                                   ARTICLE IV

                             Officers and Employees

         Section 4.1. Chairman. The Board of directors shall appoint one of its members to be Chairman of the Board. Such person shall preside at all meetings of the Board of Directors; shall have general executive powers, as well as specific powers conferred by these By-laws; shall, in the absence of the Chief Executive Officer, perform all the duties of the Chief Executive Officer; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board.

         Section 4.2. Chief Executive Officer. The Board of Directors shall appoint one of its members to be Chief Executive Officer of the Association. The Chief Executive Officer shall supervise the carrying out of the policies adopted or approved by the Board; shall be the senior and principal executive officer of the Association; shall have general executive powers, as well as the specific powers conferred by these By-laws; shall, in the absence of the Chairman, perform all the duties of the Chairman; and shall also have and may exercise such further powers and duties as from time to time may be conferred upon or assigned by the Board.

         Section 4.3. President. The Board shall appoint one of its members to be President of the Association. In the absence of the Chairman and the Chief Executive Officer, the President shall preside at any meeting of the Board. Subject to the senior executive powers of the Chief Executive Officer, the President shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation, or practice, to the office of President, or imposed by these By-laws. The President shall have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board.

         Section 4.4. Vice President. The Board may appoint one or more Senior Vice Presidents and one or more Vice Presidents. Each Senior Vice President or Vice President shall have such powers and duties as may be assigned by the Board. One Senior Vice President shall be designated by the Board, in the absence of the President, to perform all the duties of the President.

         Section 4.5. Secretary. The Board shall appoint a person who shall be Secretary of the Board and of the Association, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notices required by these By-laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Association; shall provide for the keeping of proper records of all transactions of the Association; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, or imposed by these By-laws; and shall also perform such other duties as may be assigned from time to time by the Board.

         Section 4.6. Assistant Secretary. The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

         Section 4.7. Treasurer and Comptroller. The Board may appoint a Treasurer and Comptroller, which offices may be filled by one person. The Treasurer and Comptroller shall be responsible for the financial management and reporting for the Association.

         Section 4.8. Auditor. The Board may appoint an Auditor. The Auditor shall be responsible for the auditing of the activities of the Association.

         Section 4.9. Other Officers. The Board or the Chairman may appoint one or more Assistant Vice Presidents, one or more Assistant Secretaries or Assistant Treasurers and such other officers and Attorneys-in-fact as from time to time may appear to the Board to be required or desirable to transact the business of the Association. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to, them by the Board, the Chairman of the Board, or the President. Any two or more offices may be held by the same person.

         Section 4.10. Tenure of Office. The President and all other officers shall hold office for the current year for which the Board was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the offices of the Chief Executive Officer or the President shall be filled promptly by the Board.


                                   ARTICLE V

                               Signing Authority

         Section 5.1. Senior Signing Powers. The Chief Executive Officer or the President are authorized to accept, endorse, execute or sign any document, instrument or paper in the name of, or on behalf of, the Association in its own right or in any fiduciary, representative or agency capacity and, when required, to affix the seal of the Association thereto. In such instances as in the judgment of the Chief Executive Officer or the President it may be proper and desirable that either officer may authorize in writing any other officer to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer within his or her particular division or function. Any officer of the Association authorized in or pursuant to Section 5.2 to have the powers set forth therein, other than the officer signing pursuant to this Section 5.1, is authorized to attest to the seal of the Association on any documents requiring such seal.

         Section 5.2. General Signing Powers. All acceptances; authentications; bills of exchange; bills of lading; bills receivable; certificates of deposit; certifications required for transfers and deliveries of securities; certifications; checks; disclosure notices required by law; documents required in connection with any Individual Retirement Account or Keogh Plan or similar plan; drafts; endorsements; guarantees of signatures to assignments of stock, bonds or other instruments; letters of credit; notes; documents of any type required for the prosecution or defense of judicial, regulatory or administrative proceedings; orders for the payment of money; other instruments obligating the Association for the payment of money; purchasing, investing in, selling, transferring, exchanging or otherwise disposing of, and generally dealing in foreign currencies and in or with any and all forms of securities, including but not limited to options and futures thereon; receipts; and all accounts, petitions, schedules and verifications, may be accepted, endorsed or signed in the name of, or on behalf of, the Association in its own right or in any fiduciary, representative or agency capacity by the Chief

Executive Officer or the President. In such instances as in the judgment of the Chief Executive Officer or the President, it may be proper and desirable that either officer may authorize in writing any other officer, employee or individual to have the powers set forth in this section applicable only to the performance or discharge of the duties of such officer, employee or individual within his or her division or function.

         Section 5.3. Rescission of Signing Powers. Any signing authority authorized by the Chief Executive Officer or the President may be rescinded at any time by any one of said officers and any signing power authorized in or pursuant to Section 5.1 or 5.2 shall terminate without necessity of further action when the officer or employee having such power leaves the employ of the Association.


                                   ARTICLE VI

                      Trust Administration and Investment

         Section 6.1. Trust Investment Committee. The Board shall appoint a Trust Investment Committee of not less than three and not more than seven members, who shall be capable and experienced officers or directors of the Association. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the Trust Investment Committee; and the Committee shall keep minutes of all its meetings, showing the disposition of all matters considered and passed upon by it. The Committee shall, promptly after the acceptance of an account for which the Association has investment responsibilities, review the assets thereof to determine the advisability of retaining or disposing of such assets. The Committee shall conduct a similar review at least once during each calendar year thereafter and within fifteen months of the last such review. A report of all such reviews, together with the action taken as a result thereof, shall be noted in the minutes of the Committee.

         Section 6.2. Trust Audit Committee. The Board shall appoint a committee of not less than two Directors, exclusive of any active officer of the Association, which shall, at least once during each calendar year and within fifteen months of the last such audit, make suitable audits of the fiduciary activities of the Association or cause suitable audits to be made by auditors responsible only to the Board, and at such time shall ascertain whether the fiduciary activities of the Association have been administered in accordance with law, Part 9 of the Regulations of the Comptroller of the Currency and sound fiduciary principles.

         Section 6.3. Committees of the Board. In addition to the Committees designated under Article VI of the By-laws, the Board may appoint, from time to time, from its own members, other committees of one or more persons, for such purposes and with such powers as the Board may determine.

         Section 6.4. Trust Records. Files shall be maintained which contain all fiduciary records necessary to assure that the fiduciary responsibilities of the Association have been properly undertaken and discharged.

         Section 6.5. Trust Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and local law. Where such instrument does not specify the character and class of investments to be made and does not vest in the Association a discretion in the matter, funds held pursuant to such instrument shall be invested in investments in which corporate fiduciaries may invest under local law.


                                  ARTICLE VII

                          Stock and Stock Certificates

         Section 7.1. Transfer. Shares of stock shall be transferable on the books of the Association, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

         Section 7.2. Stock Certificates. Certificates of stock shall bear the signature of the Chairman of the Board or the President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Association shall be engraved thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Association properly endorsed.

                                  ARTICLE VIII

                                 Corporate Seal

         Section 8.1. The Chairman, the Chief Executive Officer, the President, the Secretary or any Assistant Secretary, or other officers thereunto designated by the Board, shall have authority to affix the corporate seal to any document requiring such seal, and to attest the same.

                                   ARTICLE IX

                                 Miscellaneous

         Section 9.1. Fiscal Year. The fiscal year of the Association shall be the calendar year.

         Section 9.2. Records. The Articles of Association, the By-laws and the proceedings of all meetings of the shareholders, the Board and standing committees of the Board, shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary or Assistant Secretary or other officer appointed to act as Secretary of the meeting.

         Section 9.3. Inspection of By-laws. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the Principal Office of the Association, and shall be open for inspection to all shareholders during banking hours.

         Section 9.4. Amendments. The By-laws may be amended, altered or repealed, at any meeting of the Board, by a vote of a majority of the total number of the Directors.

                                                                       EXHIBIT 6


Before the

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.



                                    CONSENT


         Pursuant to Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned consents that reports of examinations by Federal, State, Territorial, or District authorities, including but not limited to the Treasury Department, the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Reserve Banks, and the Federal Deposit Insurance Corporation, may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Dated: March 13, 1995

                                              THE BANK OF NEW YORK TRUST COMPANY
                                               OF FLORIDA, NATIONAL ASSOCIATION



                                                   By:/s/ Martin P. Henry
                                                   ----------------------
                                                   Name:  Martin P. Henry
                                                   Title: Vice President

                                                                       EXHIBIT 7

- -----------------------------------------------------------------
REPORT OF CONDITION
Consolidating domestic subsidiaries of the
BNY TRUST CO. OF FLORIDA of MIAMI
in the state of Florida, at the close of business on December 31, 1994, published in response to call made by

                                                                                              Dollar Amounts in Thousands
Statement of Resources and Liabilities
ASSETS

Cash and balances due from depository institutions:
     Noninterest-bearing balances and currency
         and coin   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                2,925
     Interest-bearing balances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                3,999
Securities:
     Held-to-maturity securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . .                4,394
     Available-for-sale securities  . . . . . . . . . . . . . . . . . . . . . . . . . . .                   87
Federal funds sold  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    0
Securities purchased under agreements to resell . . . . . . . . . . . . . . . . . . . . .                    0
Loans and lease financing receivables:
     Loans and leases, net of unearned
         income   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       0  .  .  .  .  .  .
     LESS: Allowance for loan and lease losses  . . . . . . . . . . . . . . . . . .       0  .  .  .  .  .  .
     LESS: Allocated transfer risk reserve  . . . . . . . . . . . . . . . . . . . .       0  .  .  .  .  .  .
     Loans and leases, net of unearned income,
         allowance, and reserve   . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    0
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    0
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . . . . .                  303
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    0
Investments in unconsolidated subsidiaries and
     associated companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    0
Customers' liability to this bank on acceptances
     outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    0
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    0
Other assets    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  754
Total assets    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               12,462
Losses deferred pursuant to 12 U.S.C. 1823(j) . . . . . . . . . . . . . . . . . . . . . .                    0
Total assets and losses deferred pursuant to
     12 U.S.C. 1823(j)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               12,462

                                                                                                     Continued

FDIC 8040/54C (3-90)

- -------------------------------------------------------------------------------
BNY TRUST CO. OF FLORIDA
REPORT OF CONDITION (Continued)
- -------------------------------------------------------------------------------


                                                                                          Dollar Amounts in Thousands
LIABILITIES
Deposits:
     In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                2,443
         Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . . . .         2,443  .  .  .  .  .  .
         Interest-bearing   . . . . . . . . . . . . . . . . . . . . . . . . .             0  .  .  .  .  .  .
Federal funds purchased . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    0
Securities sold under agreements to repurchase  . . . . . . . . . . . . . . . . . . . . .                    0
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . .                    0
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    0
Other borrowed money:
     With original maturity of one year or less . . . . . . . . . . . . . . . . . . . . .                    0
     With original maturity of more than one year . . . . . . . . . . . . . . . . . . . .                    0
Mortgage indebtedness and obligations under
     capitalized leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    0
Bank's liability on acceptances executed
     and outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    0
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    0
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                1,799
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                4,242
Limited-life preferred stock and related surplus  . . . . . . . . . . . . . . . . . . . .                    0

EQUITY CAPITAL
Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . .                    0
Common Stock    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                  750
Surplus         . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                2,150
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . . .                5,320
Net unrealized holding gains (losses) on available-
     for-sale securities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                    0
Total equity capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                8,220
Losses deferred pursuant to 12 U.S.C. 1823(j) . . . . . . . . . . . . . . . . . . . . . .                    0
Total equity capital and losses deferred pursuant to
     12 U.S.C. 1823(j)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                8,220
Total liabilities, limited-life preferred stock,
     equity capital, and losses deferred pursuant to
     12 U.S.C. 1823(j)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .               12,462

         We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

         /s/Richard G. Jackson
         ----------------------
         Richard G. Jackson

         /s/Nicholas G. English
         ----------------------
         Nicholas G. English

         /s/Karen B. Shupenko
         ----------------------
         Karen B. Shupenko

         I,                                       of the above-named bank do
hereby declare that this Report of Condition is true to the best of my knowledge and belief.

                                              /s/Robert E. Keilman
                                              --------------------
                                                    Signature